SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

Integrated Electrical Services, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.	Results of Operations and Financial Condition.

On February 8, 2016, Integrated Electrical Services, Inc. (the “Company”) issued a press release announcing its results of operations for the fiscal 2016 first quarter. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 9, 2016, Integrated Electrical Services, Inc. (“IES” or the “Company”) held its 2016 Annual Stockholders Meeting (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected all of the Company’s nominees for director, (2) ratified the appointment of Ernst & Young LLP as the Company’s certified public accountants for the fiscal year ending September 30, 2016 and (3) approved the Company’s amended and restated 2006 Equity Incentive Plan, as amended through December 2015.

(1)	Proposal One: Election of Directors to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified (or until their earlier death, resignation or removal). Each director was elected as follows:

	NAME	FOR	WITHHELD	NON VOTE
01–	Joseph L. Dowling III	17,973,131	347,673	2,233,775

02–	David B. Gendell	16,760,711	1,560,093	2,233,775

03–	Joe D. Koshkin	18,164,820	155,984	2,233,775

04–	Donald L. Luke	17,978,149	342,655	2,233,775

(2)	Proposal Two: Ratification of the appointment of Ernst & Young LLP as the Company’s certified public accountants was approved as follows:

20,499,215	55,216	148	-0-
FOR	AGAINST	ABSTAIN	NON VOTE

(3)	Proposal Three: The Company’s amended and restated 2006 Equity Incentive Plan, as amended through December 2015, was approved as follows:

16,651,181	1,668,767	856	2,233,775
FOR	AGAINST	ABSTAIN	NON VOTE

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release dated February 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: February 10, 2016	/s/ Gail D. Makode
Gail D. Makode
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release dated February 8, 2016.